SOUND COMMUNITY BANK TO ACQUIRE THREE BRANCH LOCATIONS WITH DEPOSITS FROM COLUMBIA BANK ON THE OLYMPIC PENINSULA

SEATTLE, WASHINGTON, May 16, 2014 – Sound Financial Bancorp, Inc. (Nasdaq: SFBC), parent  company of Sound Community Bank, today announced that the  Bank has entered into an agreement with Columbia Bank to acquire three retail branches located on the Olympic Peninsula in Sequim, Port Ludlow and Port Angeles, Washington.  The purchase will increase the Bank’s existing deposit market share in Sequim and Port Angeles and will extend the Bank’s retail footprint into Port Ludlow.  Employees at the locations will become employees of Sound Community Bank.

Laurie Stewart, President & CEO of Sound Community Bank stated, “We are very excited to expand our franchise on the Peninsula. The acquisition extends our ability to meet the needs of businesses and individuals throughout the region while continuing our long-term commitment to serving the community.”

“Today we announced the sale of our Port Angeles, Port Ludlow and Sequim branches. Although we did not seek out this transaction, after careful consideration, we determined that it made sense,” noted Melanie Dressel, President and CEO of Columbia Bank and Columbia Banking System, Inc.  “Among consideration in this decision was the treatment of our employees and customers going forward. With Sound's long history on the Peninsula, they have a commitment to these communities and a well-known reputation as a good employer.”

Sound Community Bank anticipates receiving approximately $30 million of deposits and $1 million of loans from the transaction.  Sound Community Bank will pay Columbia Bank a 2.35% total deposit premium on the transaction. The cost of funds from these branches is an attractive 14 basis points and the cash received will be used to pay down FHLB borrowings in the short term.  Therefore, the transaction is expected to be accretive by the end of 2014.  The branch facilities are being acquired at book value.

Subject to regulatory approval from the Federal Deposit Insurance Company and the Washington State Department of Financial Institutions and the satisfaction of customary closing conditions, the transaction is expected to close in the third calendar quarter of 2014.

Sound Financial Bancorp, Inc., a bank holding company established in August 2012, is the parent company of Sound Community Bank, established in 1953 and headquartered in Seattle, Washington with full-service branches in Seattle, Tacoma, Mountlake Terrace, Sequim and Port Angeles. Sound Community Bank is a Fannie Mae Approved Lender and Seller/Servicer with an additional Loan Production Office in the Madison Park neighborhood of Seattle, Washington. For more information, please visit www.soundcb.com.

Forward Looking Statement Disclaimer

This press release contains statements that are not historical or current fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.

These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results for 2014 and beyond to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, the risk the acquisition will not be integrated successfully, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  Additional factors which may cause Sound Financial Bancorp’s results to differ materially from those described in the forward-looking statements may be found in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).

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Laurie Stewart	Matt Deines
President/CEO	EVP/CFO
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